UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

STRATEGIC HOTEL CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2004, Strategic Hotel Capital, Inc. (the “Corporation”) entered into an employment agreement with James E. Mead, the Corporation’s new Chief Financial Officer. The following brief description is qualified in its entirety by reference to the text of the employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Mead’s employment agreement provides for a $350,000 base salary and a discretionary performance bonus targeted at 75% of his annual base salary. For the 2005 calendar year, Mr. Mead will receive a guaranteed minimum bonus of $175,000. Mr. Mead will also participate in the Corporation’s stock incentive plan as follows: (i) in 2005, he will receive stock units of the Corporation with a value of $400,000, subject to vesting over four years; and (ii) in 2006 and thereafter, Mr. Mead will be eligible for an annual stock unit award with a value at grant equal to 100% of his base salary, subject to performance criteria and a four year vesting schedule. Mr. Mead will also be entitled to relocation expenses and to participate in employee benefit plans available to senior executives of the Corporation.

The employment agreement provides that if Mr. Mead is terminated without Cause or due to Constructive Termination, he will be entitled to (i) severance pay equal to one times (one and one-half times if the termination is by reason of a Change of Control) his base salary plus his target bonus of 75% of base salary for such year and (ii) continuation of medical coverage for such severance period. In addition, such termination will cause his stock units granted in 2005 (and all stock units if the termination is by reason of a Change of Control) to immediately and fully vest. The employment agreement contains non-compete, confidentiality, non-disparagement and non-solicitation covenants from Mr. Mead.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 30, 2004, the Corporation issued a press release announcing that James E. Mead will serve as the Corporation’s Chief Financial Officer and Executive Vice President. Mr. Mead’s employment with the Corporation commenced on November 29, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The Corporation has entered into an employment agreement with Mr. Mead, the material terms of which are described in Item 1.01 of this report.

Mr. Mead was the Chief Financial Officer of Irvine Apartment Communities (IAC) from 1996 to 1999. Prior to that position, Mr. Mead held the position of Vice President, Corporate Finance and Treasurer for The Irvine Company from 1991 to 1996. During the period after leaving IAC to the present, Mr. Mead oversaw his private investments and acted as a business consultant on a limited basis. Mr. Mead is 45 years old.

Item 9.01 Exhibits

(c)	Exhibits

10.1	Employment Agreement dated November 29, 2004 by and among Strategic Hotel Capital, Inc., Strategic Hotel Funding, L.L.C. and James E. Mead

99.1	Press Release dated November 30, 2004 announcing James E. Mead as Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004

STRATEGIC HOTEL CAPITAL, INC.

By:	/s/ Laurence S. Geller
Laurence S. Geller Chief Executive Officer

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